UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  04/03/2007

Pacer International, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-49828

Tennessee	62-0935669
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

2300 Clayton Road, Suite 1200
Concord, CA 94520
(Address of principal executive offices, including zip code)

(877) 917-2237
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 7.01.    Regulation FD Disclosure

On April 3, 2007, Pacer International, Inc. issued a press release announcing revised earnings guidance for the 2007 fiscal year. A copy of the press release is attached hereto as Exhibit 99.1.

The information set forth under "Item 7.01. Regulation FD Disclosure," including the Exhibit attached hereto, is being furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing, except as otherwise expressly stated in such filing.

Item 8.01.    Other Events

On April 3, 2007, Pacer also announced that its board of directors has authorized the purchase of up to an additional $100 million of its common stock. This authorization is in addition to the approximately $23 million remaining on the $60 million stock purchase authorization approved by the board in June 2006 and will end at the same time as the prior authorization on June 15, 2008. Pacer intends to make purchases from time to time as market conditions warrant. The amount and timing of any repurchases will be at such prices as management of the company approves from time to time. Share repurchases may be commenced or suspended at any time for any reason.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pacer International, Inc.

Date: April 03, 2007	By:	/s/ Lawrence C. Yarberry
Lawrence C. Yarberry
Executive Vice President & Chief Financial Officer

Exhibit Index

Exhibit No.	Description
EX-99.1	99.1 Press Release of Pacer International, Inc. dated April 3, 2007 (furnished pursuant to Item 7.01 and 8.01).